Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-11 of our report dated June 17, 2016, relating to the balance sheet of Blackstone Real Estate Income Trust, Inc., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

June 17, 2016